[Letterhead of Simpson Thacher & Bartlett]



                                March 6, 1998




Ingersoll-Rand Company
200 Chestnut Ridge Road
Woodcliff Lake, New Jersey  07675

              Re:     Issuance and Sale of FELINE PRIDES (sm)
                      by Ingersoll-Rand Company
                      ---------------------------------------

Ladies and Gentlemen:

          We have acted as special tax counsel ("Tax Counsel") to Ingersoll-Rand Company, a New Jersey corporation (the "Corporation"), in connection with the preparation and filing by the Corporation with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (as amended, the "Registration Statement") under the Securities Act of 1933, as amended, and with respect to the issuance and sale of FELINE PRIDES (sm) (the "FELINE PRIDES") by the Corporation. The offering of FELINE PRIDES will consist of an offering of Income PRIDES (sm) ("Income Prides") and Growth PRIDES (sm) ("Growth Prides"). In connection with this offering, the Corporation will issue and sell debentures due March 2003 (the "Debentures") to Ingersoll-Rand Financing I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), which will issue and sell trust originated preferred securities (the "Capital Securities") to investors pursuant to the Registration Statement. A portion of the Capital Securities will be sold, together with Purchase Contracts, as a component of the Income Prides and a portion of such Capital Securities will be sold to investors separately. The Capital Securities will represent undivided beneficial ownership interests in the Debentures.

          In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction of (i) the Registration Statement; (ii) a form of the Amended and Restated Declaration of Trust (the "Declaration"), between the Corporation and the trustees named therein (the "Ingersoll-Rand Trustees"); (iii) a form of the Indenture (the "Indenture"), between the Corporation and The Bank of New York, as indenture trustee (the "Indenture Trustee"), as supplemented by the First Supplemental Indenture (the "Supplemental Indenture"), between the Corporation and the Indenture Trustee;
(iv) a form of Purchase Contract Agreement (the "Purchase Contract"), between the Corporation and The Bank of New York, as Purchase Contract Agent (the "Purchase Contract Agent"); (v) a form of the Pledge Agreement (the "Pledge Agreement"), between the Corporation and The Chase Manhattan Bank, as collateral agent (the "Collateral Agent"); (vi) a form of the Guarantee Agreement, between the Corporation and The First National Bank of Chicago, as trustee (in such capacity, the "Guarantee Trustee") (the "Guarantee Agreement" and, together with the Declaration, the Indenture, the Purchase Contract, and the Pledge Agreement the "Basic Documents"), and (vii) such other documents relating to the issuance and sale of the FELINE PRIDES as we have deemed relevant under the circumstances.

          All capitalized terms used in this opinion letter and not otherwise defined herein shall have the meaning ascribed to such terms in the Registration Statement.

          In delivering this opinion letter, we have reviewed and relied upon: (i) the Registration Statement and (ii) forms of the Basic Documents, as such forms were filed exhibits to the Registration Statement. We also have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Corporation and the Trust and such other statements, documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination of such material, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies of documents submitted to us. In addition, we also have assumed that the transactions related to the issuance of the FELINE PRIDES, Debentures and the Capital Securities will be consummated in accordance with the terms of the documents and forms of documents described herein.

          On the basis of the foregoing and assuming that the Trust was formed and will be maintained in compliance with the terms of the Declaration, we hereby confirm (i) our opinions set forth in the Registration Statement under the caption "Certain Federal Income Tax Consequences" and (ii) that, subject to the qualifications set forth therein, the discussion set forth in the Registration Statement under such caption is an accurate summary of the United States federal income tax matters described therein in all material respects.

          We express no opinion with respect to the transactions referred to herein or in the Registration Statement other than as expressly set forth herein. Moreover, we note that there is no authority directly on point dealing with securities such as the Capital Securities or transactions of the type described herein and that our opinion is not binding on the Internal Revenue Service ("IRS") or the courts, either of which could take a contrary position. Nevertheless, we believe that if challenged, the opinions we express herein would be sustained by a court with jurisdiction in a properly presented case.

          Our opinion is based upon the Code, the Treasury regulations promulgated thereunder and other relevant authorities and law, all as in effect on the date hereof. Consequently, future changes in the law may cause the tax treatment of the transactions referred to herein to be materially different from that described above.

          We are admitted to practice law only in the State of New York and the opinions we express herein are limited solely to matters governed by the federal law of the United States.

          We hereby consent to the use of this opinion for filing as
Exhibit 8.1 to the Registration Statement and the use of our name in the Registration Statement under the caption "Certain Federal Income Tax Consequences."

                                         Very truly yours,

                                         /s/ Simpson Thacher & Bartlett

                                         SIMPSON THACHER & BARTLETT